UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2022

VERISK ANALYTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02    Results of Operations and Financial Condition.

On February 22, 2022, Verisk Analytics, Inc. (the “Registrant”) issued a press release announcing its financial results for the year ended December 31, 2021. A copy of the press release is annexed as Exhibit 99.1 and incorporated by reference herein. All information in the press release is furnished but not filed.

On February 22, 2022, the Registrant also issued a press release announcing the sale of its Financial Services business and certain related segment level and business unit level financial information for the year ended December 31, 2021. A copy of such press release is annexed as Exhibit 99.2 and incorporated by reference herein. All information in such press release is furnished but not filed.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 22, 2022 announcing fourth-quarter 2021 financial results
99.2	Press Release dated February 22, 2022 announcing the sale of the Registrant’s Financial Services business
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: February 22, 2022	/s/ Kathy Card Beckles
	Name:	Kathy Card Beckles
	Title:	Executive Vice President, General Counsel and Corporate Secretary